Exhibit 99.1

Private & Confidential Investor Presentation – update to zSpace Financial Information March 2023

Disclaimer

This Presentation (together with oral statements made in connection herewith, the "Presentation") is for informational purposes only to assist prospective purchasers in a private placement in making their own evaluation with respect to the proposed business combination (the "Business Combination") between EdtechX Holdings Acquisition Corp. II ("EdtechX") and zSpace, Inc. ("zSpace"), and the proposed private placement of securities of EdtechX in connection with the Business Combination. This Presentation does not constitute an offer to sell, a solicitation of an offer to buy, or a recommendation to purchase any equity, debt or other financial instruments of EdtechX or zSpace.

By accepting this Presentation, you acknowledge and agree that all of the information contained herein or disclosed orally during this Presentation is confidential, that you will not distribute, reproduce, disclose or use such information for any purpose other than for the purpose of evaluating your firm's participation in the potential financing, that you will not distribute, reproduce, disclose or use such information in any way detrimental to EdtechX or zSpace, and that you will return to EdtechX and zSpace, delete or destroy this Presentation upon request. Further, by accepting this Presentation, the recipient agrees to maintain all such information in strict confidence, including in strict accordance with any other contractual obligations applicable to the recipient and all applicable laws, until such information becomes publicly available not as a result of any breach of such confidentiality obligation.

You are also being advised that the United States securities laws restrict persons with material non-public information about a company obtained directly or indirectly from that company from purchasing or selling securities of such company, or from communicating such information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell such securities on the basis of such information.

The information contained herein does not purport to be all-inclusive and none of EdtechX, zSpace, nor any of their respective subsidiaries, stockholders, affiliates, representatives, control persons, partners, members, managers, directors, officers, employees, advisers or agents make any representation or warranty, express or implied, as to the accuracy, completeness or reliability of the information contained in this Presentation. Prospective investors in the proposed private placement should consult with their own counsel and tax and financial advisors as to legal and related matters concerning the matters described herein, and, by accepting this Presentation, you confirm that you are not relying solely upon the information contained herein to make any investment decision. The recipient shall not rely upon any statement, representation or warranty made by any other person, firm or corporation [(including, without limitation, the Placement Agent or any of their respective affiliates or control persons, officers, managers, directors and employees)] in making its investment decision to subscribe for securities of EdtechX in connection with the Business Combination. To the fullest extent permitted by law, in no circumstances will EdtechX, zSpace or any of their respective subsidiaries, stockholders, affiliates, representatives, control persons, partners, members, managers, directors, officers, employees, advisers or agents be responsible or liable for any direct, indirect or consequential loss or loss of profit arising from the use of this Presentation, its contents, its omissions, reliance on the information contained within it, or on opinions communicated in relation thereto or otherwise arising in connection therewith. In addition, this Presentation does not purport to be all-inclusive or to contain all of the information that may be required to make a full analysis of EdtechX, zSpace, the proposed private placement or the Business Combination. The general explanations included in this Presentation cannot address, and are not intended to address, your specific investment objectives, financial situations or financial needs.

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3 Forward Looking Information Certain statements in this Presentation may be considered “forward - looking statements.” Forward - looking statements herein genera lly relate to future events or the future financial or operating performance of EdtechX , zSpace or the combined company expected to result from the Business Combination (the “Combined Company”). For example, projections of future financial performance of zSpace and the Combined Company, the Combined Company’s business plan, other projections concerning key performance metrics, the proceeds of the Business Combination and the Combined Company’s expected cas h runway, and the potential effects of the Business Combination on EdtechX and the Combined Company, are forward - looking statements. In some cases, you can identify forward - looking statements by terminology such as “may,” “should,” “expect,” “intend,” “will,” “estimate,” “anticipate,” “believe” “predict,” “p roject,” “target,” “plan,” or “potentially” or the negatives of these terms or variations of them or similar terminology. Such forward - looking statements are subject to risks, uncertainties, and other factors which could cause actual results to differ materially from those expressed or implied by such forward - looking statements. These forward - looking statements are based upon estimates and assumptions that, while considered reasonable by EdtechX , zSpace and its management, as the case may be, are inherently uncertain and subject to material change. New risks and uncertainties may emerge from time to time, a nd it is not possible to predict all risk and uncertainties. Factors that may cause actual results to differ materially from current expectations include, but are not lim ite d to, various factors beyond management’s control, including general economic conditions and other risks, uncertainties and factors set forth in the section entitled “ Ris k Factors” and “Cautionary Note Regarding Forward - Looking Statements” in EdtechX’s final prospectus relating to its initial public offering, dated December 10, 2020, its Annual Report on Form 10 - K for the year ended June 30, 2022, and other filings with the Securities and Exchange Commission (“SEC”), as well as factors associated wit h c ompanies, such as zSpace, that are engaged in the business of educational technology, including anticipated trends, growth rates, and challenges in those busine sse s and in the markets in which they operate, including the factors described in the summary risk factors that will accompany this Presentation; macroeconomic con dit ions related to inflation, rising interest rates and global market volatility; the failure to realize the anticipated benefits of the Business Combination; the failure by zSpace to complete any current pending or future contemplated acquisitions; the amount of redemption requests made by EdtechX’s public stockholders; EdtechX’s ability to procure private placement subscriptions in connection with the Business Combination sufficient to satisfy zSpace’s business objectives. Nothing in this Pr esentation should be regarded as a representation by any person that the forward - looking statements set forth herein will be achieved or that any of the contemplat ed results of such forward - looking statements will be achieved. You should not place undue reliance on forward - looking statements in this Presentation, which speak only as of the date they are made and are qualified in their entirety by reference to the cautionary statements herein. AT0

Additional Information

Use of Projections

This Presentation contains projected financial information with respect to zSpace. Such projected financial information constitutes forward-looking information, is for illustrative purposes only and should not be relied upon as being predictive of future results. The assumptions and estimates underlying such financial forecast information are inherently uncertain and are subject to a wide variety of significant business, economic, competitive and other risks and uncertainties that could cause actual results to differ materially from those contained in such prospective financial information, including without limitation, assumptions regarding EdtechX's and zSpace's ability to consummate the Business Combination, the failure of which to materialize could cause actual results to differ materially from those contained in the prospective financial information. EdtechX and zSpace caution that their assumptions may not materialize and that current economic conditions render such assumptions, although believed reasonable at the time they were made, subject to greater uncertainty. See the section above titled "Forward-Looking Statements". The inclusion of financial forecast information in this Presentation should not be regarded as a representation by any person that the results reflected in such forecasts will be achieved. Neither EdtechX's nor zSpace's independent auditors have audited, reviewed, compiled or performed any procedures with respect to the projections for the purpose of their inclusion in this Presentation or any other purpose, and accordingly, none of such independent auditors has expressed any opinion or provided any other form of assurance with respect to such projections.

Financial Information

The financial information and data contained in this Presentation, including the Non-GAAP Financial Measures referred to below, is unaudited and does not conform to Regulation S-X promulgated under the Securities Act of 1933, as amended (the "Securities Act"). Accordingly, such information and data may not be included in, may be adjusted in or may be presented differently in, any registration statement that may be filed in connection with the potential Business Combination.

Use of Non-GAAP Financial Measures

This Presentation includes non-GAAP financial measures including Adjusted EBITDA. EdtechX and zSpace believe that these non-GAAP measures are useful to investors for two principal reasons. First, they believe these measures may assist investors in comparing performance over various reporting periods on a consistent basis by removing from operating results the impact of items that do not reflect core operating performance. Second, these measures are used by zSpace's management to assess its performance. EdtechX and zSpace believe that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends. These non-GAAP measures should not be considered in isolation from, or as an alternative to, financial measures determined in accordance with GAAP. Other companies may calculate these non-GAAP financial measures differently, and therefore, such financial measures may not be directly comparable to similarly titled measures of other companies. We have not reconciled our adjusted EBITDA estimates for full year 2023 to 2025 because certain items that impact these figures are uncertain or out of our control and cannot be reasonably predicted. Accordingly, a reconciliation of adjusted EBITDA is not available without unreasonable effort.

Additional Information

In connection with the proposed Business Combination, EdtechX intends to file with the SEC a registration statement on Form S-4 containing a preliminary proxy statement/prospectus of EdtechX and consent solicitation statement of zSpace, and after the registration statement is declared effective, EdtechX and zSpace will mail a definitive proxy statement/prospectus/consent solicitation statement relating to the proposed Business Combination to their respective stockholders. This Presentation does not contain any information that should be considered by EdtechX's or zSpace's stockholders concerning the proposed Business Combination and is not intended to constitute the basis of any voting or investment decision in respect of the Business Combination or the securities of EdtechX. EdtechX's and zSpace's stockholders and other interested persons are advised to read, when available, the preliminary proxy statement/prospectus/consent solicitation statement and the amendments thereto and the definitive proxy statement/prospectus/consent solicitation statement and other documents filed in connection with the proposed Business Combination, as these materials will contain important information about EdtechX, zSpace and the Business Combination. When available, the definitive proxy statement/prospectus/consent solicitation statement and other relevant materials for the proposed Business Combination will be mailed to stockholders of EdtechX and zSpace as of a record date to be established for voting on the proposed Business Combination. Stockholders will also be able to obtain copies of the preliminary proxy statement/prospectus/consent solicitation statement, the definitive proxy statement/ prospectus/consent solicitation statement and other documents filed with the SEC, without charge, once available, at the SEC's website at www.sec.gov, or by directing a request to: EdtechX Holdings Acquisition Corp. II, 22 Soho Square, London, W1D 4NS, United Kingdom.

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Additional Information

Participants in the Solicitation
EdtechX, zSpace and their respective directors and executive officers may be deemed participants in the solicitation of proxies from EdtechX's stockholders with respect to the proposed Business Combination. A list of the names of EdtechX's directors and executive officers and a description of their interests in EdtechX is contained in EdtechX's final prospectus relating to its initial public offering, dated December 10, 2020, which was filed with the SEC and is available free of charge at the SEC's web site at www.sec.gov, or by directing a request to EdtechX Holdings Acquisition Corp. II, 22 Soho Square, London, W1D 4NS, United Kingdom. Additional information regarding the interests of the participants in the solicitation of proxies from EdtechX's stockholders with respect to the proposed Business Combination will be contained in the proxy statement/prospectus for the proposed Business Combination when available.

No Offer or Solicitation
This Presentation shall not constitute a "solicitation" as defined in Section 14 of the Securities Exchange Act of 1934, as amended (the "Securities Act"). This Presentation does not constitute an offer, or a solicitation of an offer, to buy or sell any securities, investment or other specific product, or a solicitation of any vote or approval, nor shall there be any sale of securities, investment or other specific product in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. Any private offering of securities in connection with the Business Combination (the "Securities Act") will not be registered under the Securities Act, and will be offered as a private placement to a limited number of "qualified institutional buyers" (as defined in Rule 144A under the Securities Act) or institutional "accredited investors" (within the meaning of Rule 501(a) under the Securities Act). Accordingly, until registered for resale, the Securities must continue to be held until a subsequent disposition is exempt from the registration requirements of the Securities Act. Investors should consult with their counsel as to the applicable requirements for a purchaser to avail itself of any exemption from registration under the Securities Act. The transfer of the Securities may also be subject to conditions set forth in an agreement under which they are to be issued. Investors should be aware that they might be required to bear the final risk of their investment for an indefinite period of time. Neither zSpace nor EdtechX is making an offer of the Securities in any state or jurisdiction where the offer is not permitted. NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE SECURITIES OR DETERMINED IF THIS PRESENTATION IS TRUTHFUL OR COMPLETE.

Industry and Market Data
Certain information contained in this Presentation relates to or is based on studies, publications, surveys and zSpace's own internal estimates and research. In addition, all of the market data included in this Presentation involves a number of assumptions and limitations, and there can be no guarantee as to the accuracy or reliability of such assumptions. Finally, while zSpace believes its internal research is reliable, such research has not been verified by any independent source and none of zSpace, nor any of its affiliates nor any of its control persons, officers, directors, employees or representatives make any representation or warranty with respect to the accuracy of such information.

Trademarks
This Presentation may contain trademarks, service marks, trade names and copyrights of other companies, which are the property of their respective owners. Solely for convenience, some of the trademarks, service marks, trade names and copyrights referred to in this Presentation may be listed without the TM, SM © or ® symbols, but EdtechX and zSpace will assert, to the fullest extent under applicable law, the rights of the applicable owners, if any, to these trademarks, service marks, trade names and copyrights.

No Relationship or Joint Venture
Nothing contained in this Presentation will be deemed or construed to create the relationship of partnership, association, principal and agent or joint venture. This Presentation does not create any obligation on the part of either zSpace, EdtechX or the recipient to enter into any further agreement or arrangement. Unless and until a definitive agreement has been fully executed and delivered, no contract or agreement providing for a transaction will be deemed to exist and none of EdtechX, zSpace or the recipient will be under any legal obligation of any kind whatsoever. Accordingly, this Presentation is not intended to create for any party a right of specific performance or a right to seek any payment or damages for failure, for any reason, to complete the proposed transactions contemplated herein.

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6 Company Snapshot Customer Base includes Each of the Top 10 US School Districts*** US Rank Students**** US zSpace Customer #1 984k New York City #2 634k Los Angeles Unified #3 378k Chicago Public Schools #4 357k Miami - Dade County #5 327k Clark County #6 272k Broward County #7 216k Houston ISD #8 214k Hillsborough County #9 201k Orange County #10 193K Palm Beach Leading commercial provider of AR/VR technology, focused on the Education & Training sector Industry Recognition & Awards Company Overview By the Numbers $40M 2023P Projected Revenue 28% 2022E – 2025P Revenue CAGR > 3,500* School Customers (US) > 70* Patents 39% 2022E – 2025P Recurring Revenue CAGR 32% 2022E - 2023P Gross Margin CAGR > 1M** Annual student usage *As of 1/9/2023. ** Management assumes usage of 75% of students within schools. *** National Center for Education Statistics. **** zSpace utilization varies by school district.

7 $27 $35 $46 $61 $8 $5 $8 $13 $35 $40 $54 $74 $- $10 $20 $30 $40 $50 $60 $70 $80 $90 $100 2022E 2023P 2024P 2025P US INTERNATIONAL TOTAL CAGR US: 30% INTL: 17% TOTAL: 28% ($mm) Revenues by Region 2022 – 2025 Financial Projections – Organic Revenue Note: Forward looking estimates are subject to change and historical results are unaudited. Actual figures may be materially different. • US driving growth • 2022 US bookings grew 38% YOY • 2023 capital constraining growth • International growth negatively impacted given US China geopolitical situation • Opportunity to accelerate distribution in new markets – EMEA focused • Growing ARR (software) is a strategic focus for the company

8 2022 – 2025 Key Financial Projection Metrics Note: Estimates are subject to change and only provided here as guidance. Actual figures may be materially different. Historical figures are unaudited. Annual Recurring Revenues (ARR) $9.2 $10.3 $15.7 $24.5 $0 $5 $10 $15 $20 $25 $30 2022E 2023P 2024P 2025P CAGR 39% ($mm) • Focus on increasing mix of ARR key driver for higher margins and profitability • Software contracts paid 1 year in advance • Hardware is the enabler Revenues by Category $23.0 $23.5 $30.3 $38.6 $12.7 $16.6 $23.8 $$35.6 $0 $20 $40 $60 $80 $100 2022E 2023P 2024P 2025P Hardware Software & Services TOTAL $40.1 $54.1 $74.2 ($mm) $35.7 AT0

9 2022 – 2025 Financial Projection Metrics – Profitability Increasing Gross Margin Adjusted EBITDA 1 ($mm) Note: Estimates are subject to change and only provided here as guidance. Actual figures may be materially different. Historical figures are unaudited. $(5.6) $(4.0) $(0.8) $5.3 $(8.0) $(6.0) $(4.0) $(2.0) $- $2.0 $4.0 $6.0 2022E* 2023P* 2024P 2025P $14.5 $16.6 $23.3 $33.5 2022E 2023P 2024P 2025P * Adjusted for DeSPAC costs. 1) Please see the Appendix for a reconciliation of Adjusted EBITDA to the nearest GAAP financial measure. CAGR 32% 41% 42% 43% 45%

10 $28 $36 $47 $62 $8 $5 $8 $14 $36 $41 $55 $76 $- $10 $20 $30 $40 $50 $60 $70 $80 $90 $100 2022E 2023P 2024P 2025P US INTERNATIONAL TOTAL ($mm) Revenues by Region 2022 – 2025 Financial Projections – Revenue with Acquisition Opportunities Note: Forward looking estimates are subject to change and historical results are unaudited. Actual figures may be materially different. CAGR US: 31% INTL: 18% TOTAL: 29% • Initial targets US focused • ARR (software) are key targets • CTE / Workforce Development and K12 focused

11 Appendix

12 Adjusted EBITDA Reconciliation 2023 2022 ($5,358) ($8,349) EBITDA OPEX Adjustments: $350 $1,070 Legal preparation $300 Board Readiness $650 $1,623 Financial Reporting $50 Financial Reporting $1,350 $2,693 ($4,008) ($5,649) Adjusted EBITDA Note: Forward looking estimates are subject to change and historical results are unaudited. Actual figures may be materially different. Adjustment for deSPAC and g o - public costs

13 Risk Factors Risks Related to zSpace’s Business and Industry Following the Business Combination • zSpace has a limited operating history at the current scale of its business and is still scaling up its monetization efforts, which ma kes it difficult to evaluate its current business and future prospects, and there is no assurance it will be able to scale its business for future growth • Adverse general and industry - specific economic and market conditions, reductions in IT spending or changes in the spending polic ies or budget priorities for government funding of K - 12 school may reduce demand for zSpace’s products and platform, which could harm its results of operations. • zSpace has benefitted from the U.S. federal government’s stimulus packages focused on educational initiatives approved as a result o f the COVID - 19 pandemic and there is no guarantee additional funding will be approved. • zSpace’s business is subject to seasonal sales and customer growth fluctuations which could result in volatility in zSpace’s operating results some of which may not be immediately reflected in its financial position and results of operations. We face risks related to our contracts with state and local g ove rnment entities and, to a lesser extent, federal government agencies, as well as difficulties with contracting with large customers with substantial negotiating leverage, bot h o f which could harm our results of operations. • State or local legislation may be adopted that limits or bans instruction in public schools that includes or promotes social or emotional learning, which could limit zSpace’s ability to operate in those states and/or localities and have an adverse impact on its business, operating results, and financial condit ion . • zSpace’s business is highly competitive. Competition presents an ongoing threat to the success of its business. • zSpace’s future revenues and operating results will be harmed if zSpace is unable to acquire new customers, if its customers do not renew their contracts with it, or if it is unable to expand sales to its existing customers or develop new products that achieve market acceptance. • zSpace’s business is dependent on its ability to maintain and scale its product offerings and technical infrastructure, and any signif ic ant disruption in the availability of zSpace’s platform could damage zSpace’s reputation, result in a potential loss of customers and engagement , and adversely affect zSpace’s business, operating results, and financial condition. • If zSpace fails to maintain, enhance or protect its brand, zSpace’s ability to expand its customer base will be impaired and its business, financial condition and results of operations may suffer. • zSpace has experienced rapid growth and expects to in its growth for the foreseeable future. If zSpace fails to manage its growth effectively, its business, operating results, and financial condition would be adversely affected. • If zSpace does not successfully anticipate market needs and develop products and services and platform enhancement that meet those need s, or if those products, services and platform enhancements do not gain market acceptance, its business, operating results, and financial condition will be adverse ly impacted. • zSpace plans to continue expanding its international operations where it has limited operating experience and may be subject to incr ea sed business and economic risks that could seriously harm its business, operating results, and financial condition. • If zSpace needs additional capital in the future, it may not be available on favorable terms, if at all. • zSpace plans to continue to make acquisitions, which could harm its financial condition or results of operations and may adversely a ff ect the price of its common stock. • zSpace’s business depends largely on its ability to attract and retain talented employees, including senior management. If zSpace loses the services of Paul Kellenberger, its Chief Executive Officer, or other members of its senior management team, zSpace may not be able to execute on its business strategy. • zSpace’s products, platform, and internal systems rely on software and hardware that is highly technical, and any errors, bugs, or vul ne rabilities in these systems, or failures to address or mitigate technical limitations in zSpace’s systems, could adversely affect its business. • zSpace's current planned or expected future acquisitons may not sucessfully materialize or close, which would adversely affect zSpace's business, financial condition and operating results

Risk Factors (Cont.)

Risks Related to Financial and Accounting Matters

- zSpace's operating results may fluctuate significantly, which makes its future results difficult to predict.
- Certain of zSpace's market opportunity estimates, growth forecasts and key metrics could prove to be inaccurate, and any real or perceived inaccuracies may harm its reputation and negatively affect its business.
- zSpace has a history of net losses and may experience net losses in the future and zSpace cannot assure you that it will achieve or sustain profitability. If zSpace cannot achieve or sustain profitability, its business, financial condition, and operating results will be adversely affected.
- zSpace's ability to use its U.S. federal and state net operating losses to offset future taxable income may be subject to certain limitations which could subject zSpace's business to higher tax liability.
- zSpace's financial results may be adverse affected by changes in accounting principles generally accepted in the United States and its financial estimates may be different than its financial results. If currency exchange rates fluctuate substantially in the future, zSpace's operating results, which are reported in U.S. dollars, could be adversely affected.
- zSpace may have exposure to greater-than-expected tax liabilities, which could seriously harm its business.
- Taxing authorities in the U.S. and in foreign jurisdictions may successfully assert that zSpace should have collected or in the future should collect sales and use, gross receipts, value-added or similar taxes and may successfully impose additional obligations on zSpace, and any such assessments or obligations could adversely affect zSpace's business, operating results, and financial condition.
- The interpretation and application of recent U.S. tax legislation or other changes in U.S. or non-U.S. taxation of zSpace's operations could harm its business, operating results, and financial condition.

Risks Related to Legal and Regulatory Matters

- zSpace may be liable as a results of content or information that is published or made available on its platform.
- zSpace's customers are highly regulated and subject to a number of challenges and risks. zSpace's failure to comply with laws and regulations applicable to it as a technology provider for Higher Education and K-12 could adversely affect its business and results of operations, increase costs and impose constraints on the way zSpace conducts its business.
- zSpace could be involved in legal disputes that are expensive and time consuming, and, if resolved adversely, could harm its business, operating results, and financial condition.
- The obligations associated with operating as a public company following the Business Combination will require significant resources and management attention and will cause zSpace to incur additional expenses, which will adversely affect its profitability.
- Failure to maintain effective systems of internal control and disclosure controls could have a material adverse effect on zSpace's business, operating results, and financial condition.

Risks Related to Intellectual Property

- Failure to protect and enforce zSpace's proprietary technology and intellectual property rights could substantially harm its business, operating results. and financial condition.
- zSpace's use of "open source" software could subject it to possible litigation or could prevent it from offering products that include open source software or require it to obtain licenses on unfavorable terms.
- Our cybersecurity and data privacy programs are in the early stages and any interruptions due to cyberattacks or to our failure to maintain adequate security and supporting infrastructure as we scale, could damage our reputation, business, operating results, and financial condition.

Risks Related to Ownership of zSpace's Common Stock

- zSpace does not intend to pay dividends for the foreseeable future, and as a result, your ability to achieve a return on your investment will depend on appreciation in the price of zSpace's common stock.
- Our cybersecurity and data privacy programs are in the early stages and any interruptions due to cyberattacks or to our failure to maintain adequate security and supporting infrastructure as we scale, could damage our reputation, business, operating results and financial condition.

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Risk Factors (Cont.)

Risks Related to the Business Combination

- Public stockholders, together with any affiliates of theirs or any other person with whom they are acting in concert or as a "group," will be restricted from seeking redemption rights with respect to more than 15% of the public shares.

- EdtechX's sponsors and officers and directors own Class A common stock and warrants that will be worthless and have incurred reimbursable expenses that may not be reimbursed or repaid if the Business Combination is not approved and that may entitle them to a greater return on their initial investment than other public stockholders or holders of warrants if the Business Combination is approved. Such interests may have influenced their decision to approve the Business Combination with zSpace.

- The Sponsors and the directors and officers of EdtechX stand to make a substantial profit even if the combined company subsequently declines in value or the Business Combination is unprofitable for the public stockholders, and the directors and officers of EdtechX had more of an economic incentive for EdtechX to enter into, and have more of an economic incentive for EdtechX to complete, the Business Combination.

- Certain of the Sponsors, which are ultimately controlled by certain officers and directors of EdtechX, are liable under certain circumstances to ensure that proceeds of the trust are not reduced by vendor claims in the event the Business Combination is not consummated. Such liability may have influenced the decision of EdtechX's officers and directors to approve the Business Combination with zSpace.

- The exercise of EdtechX's directors' and officers' discretion in agreeing to changes or waivers in the terms of the Business Combination may result in a conflict of interest when determining whether such changes to the terms of the Business Combination or waivers of conditions are appropriate and in the best interests of EdtechX's stockholders.

- If EdtechX is unable to complete the Business Combination with zSpace or another business combination by June 15, 2023, (or such later date as may be approved by EdtechX's stockholders), EdtechX will cease all operations except for the purpose of winding up, redeeming 100% of the outstanding public shares and, subject to the approval of its remaining stockholders and its board of directors, dissolving and liquidating. In such event, third parties may bring claims against EdtechX and, as a result, the proceeds held in the trust account could be reduced and the per-share liquidation price received by stockholders could be less than $10.15 per share.

- EdtechX's board of directors did not obtain a fairness opinion in determining whether or not to proceed with the Business Combination and, as a result, the terms may not be fair from a financial point of view to the public stockholders.

- EdtechX's stockholders may be held liable for claims by third parties against EdtechX to the extent of distributions received by them.

- Activities taken by existing EdtechX stockholders to increase the likelihood of approval of the business combination proposal and the other proposals could have a depressive effect on EdtechX's shares.

- If EdtechX is deemed to be an investment company under the Investment Company Act, it may be required to institute burdensome compliance requirements and its activities may be restricted, which may make it difficult for it to complete the Business Combination.

- Economic uncertainty or downturns, including as a result of the COVID-19 pandemic, supply chain disruptions, the Ukraine - Russia conflict, rising fuel prices, inflation and increasing interest rates could adversely affect zSpace's business, financial condition and operating results.

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